Exhibit 21

GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

as of January 9, 2004

The following table lists each subsidiary of Georgia-Pacific Corporation indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities		Jurisdiction
Georgia-Pacific Corporation	—		Georgia

A) 2614 E. Henry Avenue LLC	100		Delaware

B) Arbor Property and Casualty Limited	100		Bermuda

C) Ashley, Drew & Northern Railway Company	100		Arkansas

D) Blue Rapids Railway Company	100		Kansas

E) Brown Board Holding, Inc.	100		Delaware

F) Brunswick Pulp & Paper Company	100		Delaware

G) Brunswick Pulp Land Company, Inc.	100		Delaware

H) CP&P, Inc.	100		Georgia

I) CeCorr, Inc.	100		Indiana

J) Color-Box, LLC	100		Georgia

K) Encadria Staffing Solutions, Inc.	100		Delaware

L) ForestExpress, LLC	28.1159	[1]	Delaware

M) Fort James Corporation	100		Virginia

1) Fort James International Holdings, Ltd.	88.8	[2]	Virginia

a) Brusara Participacoes Ltda.	99.99	[3]	Brazil

b) China Tissue Co. Ltd.	50		British Virgin Islands

i) Shanghai Cimic Fort James Tissue Co. Limited	98.2	[4]	People’s Republic of China

c) Crown Zellerbach AG Zug	95		Switzerland

d) Crown Zellerbach Interamerica, Inc.	100		Panama

e) Fort James Healthcare Management Corporation	100		Delaware

f) Georgia-Pacific Canada Consumer Products, Inc.	100		Canada

i) Canada Cup (1994) Inc.	100		Canada

ii) Dixie Canada Corp.	100		Canada

g) Georgia-Pacific Investment S.à.r.l.	100		US/Luxembourg

i) Georgia-Pacific Finance S.à.r.l.	100		Luxembourg

I) Georgia-Pacific Britain Limited	100		Bermuda

II) Georgia-Pacific S.à.r.l.	100		Luxembourg

A) Georgia-Pacific (Bermuda) Finance Limited	100		Bermuda

B) Georgia-Pacific Luxembourg S.à.r.l.	100		Luxembourg

1) Georgia-Pacific Services S.N.C.	99.9	[5]	Belgium

[1]	Georgia-Pacific Corporation, International Paper Company and Weyerhaeuser Company each own a 28.1159% interest. Mead Corporation, Boise Cascade and Willamette each own a 4.2174% interest. Morgan Stanley owns a 3% interest.
[2]	Fort James Corporation owns 88.8% of Fort James International Holdings, Ltd. And Fort James Operating Company owns 11.2%.
[3]	Fort James International Holdings, Ltd. owns 99.99% of Brusara Participacoes Ltda and Fort James Corporation owns .001%.
[4]	China Tissue Co., Ltd. owns 98.2% of Shanghai CIMIC Fort James Tissue Co., Limited and Shanghai Min. Ying Industrial Co. owns 1.8%.

Name	% of Voting Securities		Jurisdiction
2) Georgia-Pacific S.P.R.L.	100		Belgium

3) Georgia-Pacific B.V.	100		The Netherlands

I) Georgia-Pacific Europe Limited	100		United Kingdom

II) Georgia-Pacific Finland OY	100		Finland

A) Georgia-Pacific Scandinavia AB	100		Sweden

B) Georgia-Pacific Scandinavia A/S	100		Denmark

C) Georgia-Pacific Scandinavia AS	100		Norway

D) Ikaalisten Teollisuuspal-Velu Oy	100		Finland

E) Ivandom Holding Oy	100		Finland

F) Nokian Palkallispal-Velut Oy	100		Finland

G) ZOA Georgia-Pacific (Russia)	100		Russia

III) Georgia-Pacific France s.c.a.	97.7	[6]	France

A) Georgia-Pacific Belux SPRL	99.97	[7]	Belgium

B) Georgia-Pacific Brionne s.a.s.	99.99	[8]	France

C) Laboratoires Polivé S.N.C.	50	[9]	France

D) Sodipan S.C.A.	100		France

E) Sodipan S.N.C.	100		France

F) Vania Expansion S.N.C.	50	[10]	France

a) Etablissements Ruby S.A.	89.945	[11]	France

IV) Georgia-Pacific France s.a.s.	99.99	[12]	France

V) Georgia-Pacific GB Limited	58.7	[13]	United Kingdom

A) British Tissues Limited	100		England

B) Fort Sterling Limited	100		England

a) Stuart Edgar	100		England

C) Georgia-Pacific Group Services Limited	100		United Kingdom

VI) Georgia-Pacific Ireland Limited	100		Ireland

A) Handi-Pak Distributors Limited	100		Ireland

[5]	Georgia-Pacific Luxembourg S.a.r.l. owns 99.9% of Georgia-Pacific Services S.N.C. and Georgia-Pacific S.P.R.L. owns .1%.
[6]	Georgia-Pacific B.V. owns 97.7% of Georgia-Pacific France s.c.a. and Georgia-Pacific S.P.R.L. owns 2.3%. Bernard Bareiss, John F. Lundgren, Peter Boylan, Jean-Pierre Mattlé, Jean-Louis Roatta and Georgia-Pacific SAS owns 2 shares each.
[7]	Georgia-Pacific France s.c.a. owns 99.97% of Georgia-Pacific Belux SPRL and Georgia-Pacific SPRL owns 0.03%.
[8]	Georgia-Pacific France s.c.a owns 99.99% of Georgia-Pacific Brionne SAS and Georgia-Pacific S.P.R.L. owns .01%.
[9]	Georgia-Pacific France s.c.a. owns 50% of Laboratoirs Polivé SNC and Johnson & Johnson Consumer France SAS owns 50%.
[10]	Georgia-Pacific France s.c.a. owns 50% of Vania Expansion SNC and Johnson & Johnson Consumer France SAS owns 50%.
[11]	Vania Expansion SNC owns 89.945% of Etablissements Ruby SA. Carl Hahn GmbH owns 10% and Sundry shareholders own 0.055%.
[12]	Georgia-Pacific B.V. owns 99.9% of Georgia-Pacific France s.a.s and Georgia-Pacific S.P.R.L. owns 0.01%.
[13]	Georgia-Pacific B.V. owns 58.7% of Georgia-Pacific GB Limited and Georiga-Pacific France s.c.a. owns 41.3%.

Name	% of Voting Securities		Jurisdiction

VII) Georgia-Pacific Nederland B.V.	100		The Netherlands

A) Georgia-Pacific Belgium B.V.B.A.	100		Belgium

B) Georgia-Pacific Deutschland GmbH	100		Germany

VIII) Georgia-Pacific SPRL, S Com.p. A.	100		Spain

A) Georgia-Pacific Iberia Holdings S.L.	100		Spain

a) Georgia-Pacific Hellas S.A.	100		Greece

b) Georgia-Pacific Italia S.r.L.	100		Italy

IX) Harmon International Limited	100		United Kingdom

X) Ipek Kagit A.S.	50	[14]	Turkey

h) Jarapar Participacoes Ltda.	99.99	[15]	Brazil

i) St. Francis Insurance Co. Ltd.	100		Bermuda

3) Fort James Maine, Inc.	100		Maine

4) Fort James Operating Company	100		Virginia

a) Ecosource Corp.	100		Delaware

b) Fort James Camas L.L.C.	100		Washington

c) Fort James Fiber Canada Corporation	100		Ontario

d) Fort James Green Bay L.L.C.	100		Wisconsin

e) Fort James Northwest L.L.C.	100		Oregon

f) Harmon Associates Ltd.	100		Ontario

g) Prim Company L.L.C.	100		Wisconsin

h) West Mason, Inc.	100		Delaware

i) Swanson Wiper Corporation	100	[16]	Wisconsin

5) Naheola Cogeneration Limited Partnership	99	[17]	Delaware

N) G-P California Timber Holdco, Inc.	100		Georgia

1) NATC California Holdings, LLC	100		Delaware

i) NATC California, LLC	100		Delaware

O) G-P Gypsum Corporation	100		Delaware

1) KMHC, Incorporated	100		California

a) Compania Occidental Mexicana, S.A. de C.V.	49		Mexico

P) G-P Holdings, S.A. de C.V.	99		Mexico

1) G-P Packaging de Mexico, S.A. de C.V.	99		Mexico

a) Soluciones Globales en Empaque, S. de R. L. de C. V.	80	[18]	Mexico

2) Georgia-Pacific Tissue de Mexico, S.A. de C.V.	99		Mexico

Q) G-P Paper Canada Corp.	100		Yukon

R) G-P Receivables, Inc.	100		Delaware

S) G-P Wood & Fiber Supply, LLC	100		Georgia

T) Georgia-Pacific Childcare Center, LLC	100		Georgia

U) Georgia-Pacific Foreign Holdings, Inc.	100		Delaware

[14]	Georgia-Pacific B.V. owns 50% of Ipek Kagit A.S. Eczacibasi Holding AS owns 31.34%, Eczacibasi Itaç San. ve Tic. AS owns 17.37%, Eczacibasi Yatirim Holding AS owns 1% and all other parties own less than 1%.
[15]	Fort James International Holdings, Ltd. owns 99.99% of Jarapar Participacoes Ltda. and Fort James Corporation owns .001%.
[16]	Fort James Operating Company owns 100% of the preferred stock of Swanson Wiper Corporation and 50% of the common stock.
[17]	Fort James Pennington, Inc. owns 99% of Naheola Cogeneration Limited Partnership and Naheola Cogeneration, Inc. owns 1%.
[18]	80% of Soluciones Globales en Empaque, S. de R. L. de C. V.is owned by G-P Packaging de Mexico, S.A. de C.V. 19% is owned by Humberto Mercado Andujo and 1% is owned by Daniel Blanco Chavira.

Name	% of Voting Securities		Jurisdiction
V) Georgia-Pacific Holdings, Inc.	100		Delaware

W) Georgia-Pacific Resins, Inc.	100		Delaware

1) G-P Maine, Inc.	100		Delaware

X) Georgia-Pacific West, Inc.	100		Oregon

1) Flakeboard, Inc.	100		Oregon

a) G-P Flakeboard Company	67	[19]	Ontario

2) GPMF, Inc.	100		Delaware

3) G-P Canada Finance Company	100		Nova Scotia

4) G-P Latin America, Incorporated	100		Barbados

a) Inversiones (Chile) Georgia-Pacific Limitada	99.99	[20]	Barbados

i) Georgia-Pacific Resinas Limitada	99.99	[21]	Barbados

5) Georgia-Pacific Asia, Inc.	100		Delaware

a) Georgia-Pacific-Asia (H. K.) Limited	100	[22]	Hong Kong

6) Georgia-Pacific Building Materials Sales, Ltd.	100		New Brunswick

7) Georgia-Pacific Canada, Inc.	100		Ontario

a) Flakeboard Canada Incorporated	100		Nova Scotia

b) Georgia-Pacific (Barbados), Limited	100		Barbados

i) Resinas Concordia	50	[23]	Argentina

1) Georgia-Pacific de Brasil Limitada	99.99	[24]	Brazil

8) Georgia-Pacific de Mexico, S. de R. L. de C. V.	100	[25]	Mexico

9) Georgia-Pacific Finance, LLC	100		Delaware

10) Georgia-Pacific Foreign Sales Corporation	100		Barbados

11) Georgia-Pacific Global Corporation	100		Oregon

a) GPSP, Inc.	100		Delaware

12) Georgia-Pacific U.K. Limited	100		England

13) Georgia Steamship Company, Inc.	100		Delaware

14) Georgia-Pacific GmbH	100	[26]	Switzerland

15) West Paper Company, Inc.	100		Georgia

Y) Gloster Southern Railroad Company	100		Delaware

Z) Great Northern Nekoosa Corporation	100		Maine

1) Fipasa-Fibras Panama, S.A.	50		Panama

2) Great Southern Paper Company	100		Georgia

3) Industria Panamena de Papel, S.A.	50		Panama

4) Leaf River Forest Products, Inc.	100		Delaware

a) LRC Timber, Inc.	100		Delaware

b) Old Augusta Railroad Company	100		Mississippi

5) Nekoosa Packaging Corporation	100		Delaware

a) G-P Total Packaging Solutions, Inc.	100		Delaware

6) Nekoosa Papers Inc.	100		Wisconsin

[19]	67% of G-P Flakeboard Company is owned by Flakeboard, Inc. and 33% is owned by F.B.F. Corporation.
[20]	99.99% of Inversiones Georgia-Pacific (Chile) Limitada is owned by G-P Latin America. Incorporated and .01% is owned by Georgia-Pacific (Barbados) Limited.
[21]	99.99% of Georgia-Pacific Resinas Limitada is owned by Inversiones Georgia-Pacific (Chile) Limitada and .01% is owned by Georgia-Pacific (Barbados) Limited.
[22]	90% of Georgia-Pacific Asia (H.K.) Limited is owned by Georgia-Pacific Asia, Inc. and 10% is owned by Georgia-Pacific Corporation.
[23]	50% of Resinas Concordia is owned by Georgia-Pacific (Barbados) Limited and 50% is owned by Georgia-Pacific West, Inc.
[24]	99.99% of Georgia-Pacific de Brasil Limitada is owned by Resinas Concordia and .01% is owned by Georgia-Pacific Resinas Limitada .
[25]	Georgia-Pacific de Mexico, S. de R.L. de C.V. is owned by both Georgia-Pacific West, Inc. and Georgia-Pacific Investment Company.
[26]	90% of Georgia-Pacific GmbH is owned by Georgia-Pacific West, Inc. and 10% is owned by Georgia-Pacific Corporation.

Name	% of Voting Securities		Jurisdiction
AA) Millennium Packaging Solutions, LLC	50	[27]	Delaware

AB) Phoenix Athletic Club, Inc.	100		Georgia

AC) Southwest Millwork and Specialties, Inc.	100		Delaware

1) Maderas Howrey S. A. de C. V.	100	[28]	Mexico

AD) Tomahawk Land Company	100		Delaware

AE) UWW Holdings, Inc.	100		Delaware

AF) West Georgia Manufacturing Company	100		Georgia

AG) XRS, Inc.	100		Delaware

[27]	50% of Millennium Packaging Solutions, LLC is owned by Georgia-Pacific Corporation and 50% is owned by Nekoosa Packaging Corporation.
[28]	9.6% of Maderas Howrey S.A. de C.V. is issued to Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Georgia-Pacific Shared Services Corp., Georgia-Pacific Holdings, Inc, Georgia-Pacific Foreign Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts. 100% of Series B stock and 100% of Series C stock are issued to Southwest Millwork and Specialties, Inc.